EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Dakota Plains Holdings, Inc.

Wayzata, MN

We hereby consent to the incorporation by reference in this Registration Statement of Dakota Plains Holdings, Inc. on Form S-8 of our report dated March 6, 2012, relating to the consolidated financial statements of MCT Holding Corporation for the years ended December 31, 2011 and 2010 appearing in the Form 10-K filed with the United States Securities and Exchange Commission on March 12, 2012.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

September 21, 2012